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                                                                     Exhibit 6.5

                       LICENSE AND PROGRAMMING AGREEMENT

THIS AGREEMENT, (hereinafter, "the Agreement") is made on this 10/th/ day of August,1999, (the "Effective Date"), by and between ASF Software Inc. .a corporation organized and existing under the Belize International Business Companies Act 1990, Central America, and having its principal place of business at Island Galleria, Coconut Drive, Ambergris Cay, San and Poker.com Inc. with its head office at Suite 1502- 1166 Alberni Street, Vancouver, British Columbia, Canada.

WHEREAS, the Company has experience in the development of software for Internet gaming.

WHEREAS, the Site desires to license from the Company and operate the Company's Software for all internet gaining site as further described herein.

Now, therefore, in consideration of tile mutual covenants and promises set forth herein, the parties hereto agree as follows:

1.   Entire Agreement

This Agreement, including all appendixes and referenced attachments, constitutes the entire agreement between Site and Company and supersedes .111 proposals, agreements, oral and written, between the parties on the subject matter.

2.   Software License and Other Services

The Company herewith agrees to provide the following services (including tile software licenses as set forth below, the "Services") oil a non-exclusive basis and subject to these terms and conditions.

a.   License

     The Company shall provide a software license, subject to the provisions of sub paragraph 2(c). below, (hereinafter referred to as the "License") for use of the Company's current version of its Back End Management System which includes a Communications Server Program, a Player Database System using MS SQL and the capability to interface the Player Database System to UniClicck Check, Master merchant Credit Card processing system, hereinafter referred to as the ("Software"). Furthermore, the Company shall provide from time to time as the Company deems necessary, updates or enhancements to the current features provided in the Software free of charge.

b.   Hardware Compatibility

     The Company agrees the Software as delivered shall load and operate on a minimum computer equipment configuration as listed herein below:

     Data Server: A Duct Pentium Pro 333 Mhz computer with a 16 gigabyte SCSI RAID hard disk and 512K RAM.
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     Game Server: A Pentium 300 Mhz computer with a 2 gigabyte hard disk and
     256K RAM.

     The Site shall provide its own hardware meeting or exceeding these requirements-

     Network and Database. The network software must be Microsoft Windows NT version as directed by the Company and using a Microsoft SQL database.

     c.   Usage and Distribution

     The Company shall grant usage and distribution rights to the Site on an non-exclusive basis as follows:

          1) The rights to use a copy of the Software utilizing a URLs in a legal jurisdiction for the Site.

          2) The unlimited right to use, distribute, or sub-license the Client Games.

     Except as specifically set forth above, the Site shall not copy or distribute or cause to be copied or distributed the Software for any other purpose except as provided herein without the written consent of the Company.

3.   Performance of Services

The Services provided herein and the manner in which the Services am to be performed and the specific hours to be worked by the Company shall be determined by the Company. The Site shall rely on the Company to work as many hours as may be reasonably necessary to fulfill the scheduling obligations under this Agreement.

4.   Delivery and Installation

Both parties understand time is of the essence and shall make their best efforts to expedite the delivery of the Software as follows:

     a.   Delivery Schedule

     The Company shall deliver or cause to be delivered the Company's current Client Server program upon die receipt of the 501A License payment due upon signing of this Agreement.

     b.   Site Preparation and Installation

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     The Company shall load and certify the installation of the Software on hardware provided by the Site. The Site shall reimburse the Company for any out-of-pocket expenses associated with travel and subsistence for this effort.

5.   Acceptance

Acceptance of the Software shall occur upon delivery of the Software as set forth in paragraph 4(a).

6.   Limited Warranty and Legality

Upon delivery, the Company acknowledges to the best of its ability that the Software is free of defects or imperfections for a period of ninety days from delivery. Any errors that create on screen error messages and which can be reproduced by the Site on the Company's or mutually agreeable test computer system that are found in the delivered Software during the warranty period shall be corrected in a reasonable time frame, as determined by industry standards, at the Company's expense. Furthermore, the Company warrants & represents that the games are based on standard random number generation and that the Software has not been modified to the favor of any specific player or the Site. At the Site's option and sole expense the Site may select an Internationally recognized Accounting & Consulting firm to view the Software Source Code and verify the randomness of the random number generators at the offices of the Company.

The Company shall only be responsible for errors that are reproducible in the Software as delivered by the Company, and not for any errors created because Of Other programs, hardware, or changes not made by the Company.

Company hereby disclaims all other warranties of any kind as to the Software whether stated or implied, including any warranty of merchantability or fitness for a Particular purpose, even if the Company has been advised of that purpose.

The Site has conducted an independent investigation into the legality of the intended use of the Software and hereby releases Company from any responsibility with respect to any Present or intervening illegality of such use.

Site shall indemnify and hold Company harmless Company and all claims, liability or damage arising from or related to any alleged or actual illegal use of the Software. In the event of any such illegality, Site shall not be excused from its obligations to the Company hereunder.

7.   Payment to Company.

All Payments shall be made by the Site to the Company as provided herein below:

     a.   Software License

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     1)   The License price for the Software, hardware and Client Games shall be
          One Hundred and Thirty Five Thousand U.S. Dollars payable as follows; Fifty percent upon the Signing of this Agreement Twenty-five percent within 14 day of the Effective Date and Twenty-five percent to be paid
                                                                            ----
          within 30 days from the Effective Date.

     2) A continuing license fee equal to twenty percent of all revenues derived from the use of the Software at the Site less payments to customers shall be paid to the Company for ongoing Software support and upgrades to the existing Software.

          b.   Payments After Termination

     Upon termination of this Agreement for any reason other than the default of the Company, the Company shall be entitled to payments and Partial Payments that occurred prior to the date of termination and for which the Company has not yet been paid.

Furthermore, all Services and Schedules provided herein by the Company shall be suspended if any payments, fees or invoices are in arrears and shall remain suspended until such time the arrears have been paid or until the Company elects to continue working with the Site.

8.   Expenses of Company

The Company "I be entitled to reimbursement from the Site for reasonable and mutually agreeable travel expenses, if any, that relate to this Agreement.

9.   Term/Termination

     a.   Term

     The Term hereunder shall begin upon the Effective Date and shall continue for a period of one year, and automatically be renewed annually unless terminated in writing by either party giving the other party 90 days notice, and for as long as either party is not in default of this Agreement. Both parties agree that the License and Confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement.

     b.   Default

     Either party has the right to terminate this Agreement if the other party breaches or is in default of its obligations hereunder and such default is incapable of cure or which, being capable of cure, has not been cured within thirty (30) days after receipt of notice of such default (or such additional cure period as the non-defaulting party may authorize).

     c.   Acts of Insolvency

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     The Company may terminate this Agreement by written notice to the Site if the Site becomes insolvent, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise. If Company becomes insolvent, is placed in receivership, or in Bankruptcy, this Agreement will terminate but Site may without further compensation retain the License and distribution rights granted herein to the Software.

     d.   Force Majeure Event

     In the event that either party is unable to perform any of its obligations under this Agreement, or to enjoy any of its benefits because of natural disasters; or communications line failure not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected shall immediately give notice to the other party and shall do everything possible to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended. If the period of nonperformance exceeds fifteen (15) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform, has not been affected may, by giving written notice, terminate this Agreement.

     However, delays in delivery due to Force Majeure Events shall automatically extend the delivery date for a period equal to the duration Of such Events; any warranty period affected by a Force Majeure Event shall likewise be extended for a period equal to the duration of such Event.

     e.   Return of Software

     Should this Agreement be terminated by Company on account of Site's default pursuant to this Agreement, the Company may repossess any and all the Services by directing Site in writing to deliver all records, notes, data, memoranda, of any nature that am in their possession or under their control within thirty (30) days to the Company and at Site's expense to the nearest convenient location of the Company.

10.  Relationship of Parties

11 is understood by the Parties that the Company is an independent contractor with respect to the Site, and not an employee of the Site. The Site shall not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefits for the benefit Of the Company. Furthermore, it is understood and agreed by the parties that for a period of two years the Site shall not hire, or contract with or in any manner have any of the Company's employees work for the Site without prior written approval of the Company.

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11.  Consequential Damages

In no event shall either party be liable for consequential damages caused by the other party unless there is negligence by either party.

12.  Intellectual Property

Except as otherwise provided for herein, the following provisions shall apply with respect to copyrightable works, ideas, discoveries, inventions, applications for patents, and patents (collectively, "Intellectual Property"):

     a.   Site's Intellectual Property

     The Site shall not hold any interest in any Intellectual Property except for Copyrights of the site for Graphic or Graphics Design created by or for the Site.

     b.   Development of Intellectual property

     Any items of Intellectual Property discovered or developed by the Company (or the Company's employees) for the benefit of the Site during the term of this Agreement shall automatically become the property of the Company.

     Furthermore, software features specifically developed by the Company for and paid by the Site shall be deemed the intellectual property of the Company, however, if there are to be any exclusivity and royalty conditions regarding such features, those conditions shall be mutually agreed in writing before such development begins.

13.  Confidential and Proprietary information

Both parties recognize that they have and/or shall have copyrights, products, costs. business affairs, trade secrets, technical information, product design information, and other Proprietary information (collectively, "Information' which are valuable, special and unique assets.

     a.   Site's Business information

     The Company agrees that the Company shall not knowingly distribute, either orally or written, any Information of the Site, including specific operational statistics or results, to a third party without the prior written approval of the Site.

     b.   Company's Intellectual property

     The Site agrees that the Software provided by the Company to the Site are the sole Property of the Company regardless of any payments, fees or other considerations made to the Company by the Site.

     c.   Unauthorized Disclosure of Information

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     If it appears that either party has disclosed (or has threatened to disclose) Information in violation of this Agreement, the other party shall be entitled to an injunction to restrain the other party from disclosing, in whole or in part, such Information, or from providing any Services to any party to whom such Information has been disclosed or may be disclosed pending resolution for any arbitration filed to resolve a dispute as it relates to this Agreement. Neither party shall be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

     d.   Confidentiality After Termination of Agreement

     The confidentiality provisions of this Agreement shall remain in M force and effect after the termination of this Agreement A violation of sub-paragraphs 13(a). or 13(b). above shall be a material violation of this Agreement.

14.  Return of Records

Upon termination of this Agreement, both Party's shall deliver all records, notes, data, memoranda, of any nature that am in their possession or under their control and that are the other Party's property or relate to the other Party's business operations.

15.  Notices

All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

     Attn:     Ramon Nunez

     Company:  ASF Software

               Island Galleria, Coconut Drive

               Ambergris Cay, San Jose, Belize, Central America

     Attn:     Nancy Ross

     Site:     Antico Holdings AVV

               c/o First independent Trust (Aruba) AVV

               Sun Plaza, L.G. Smith Blvd. 160

               Oranjestad. Aruba

Such addresses may be changed from time to time by either party providing written notice in the manner set forth above.

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16.  Amendment

This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

17.  Severability

If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If arbitration finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

18.  Waiver

The Failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented.

19.  No Contingencies or Changes

It is agreed by the Company that tile Software has been created and is not contingent upon uncertain events or engineering which shall not have occurred until after the contract is awarded. This does not include changes requested by the Site or other factors that are not under the Company's direct control.

20.  Taxes

Site shall pay all taxes arising from the sale of the Software, except for any tax based on Company's income.

21.  Assignment

Neither party shall assign or subcontract its obligations under this Agreement, in whole or in part, or any interest therein, without the other party's written consent Such consent shall not be unreasonably withheld.

22.  Miscellaneous

     a.   Applicable Law

     This Agreement shall be governed by the laws of the Country of Belize.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and do each hereby warrant and represent that their respective signatory whose

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signature appears below has been and is on the date of the Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement and have caused this Agreement to become effective as of the date first above written.

ASF Software, Inc. of Belize


By: /s/ Ramon Nunez
   ----------------------------------
Ramon Nunez,
Title: President

Attest: /s/ Jose Sosa
       ------------------------------
Name:  Jose Sosa
Title:


By: /s/ Michael Jackson
   ------------------------------
Name: Michael Jackson
Title: Director

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